Exhibit 10.6

FINAL VERSION

AMENDED AND RESTATED DANAHER CORPORATION

OMNIBUS INCENTIVE PLAN

FOUNDER SPECIAL RESTRICTED STOCK UNIT AGREEMENT

Unless otherwise defined herein, the terms defined in the Amended and Restated Danaher Corporation Omnibus Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).

I.	NOTICE OF GRANT

Name:

Employee ID:

The undersigned Participant has been granted an award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows (each of the following capitalized terms are defined terms having the meaning indicated below):

Date of Grant

Number of Restricted Stock Units

Time-Based Vesting Criteria	Vesting in equal installments (each, a “Tranche”) on the fourth and fifth anniversaries of Date of Grant

II.	AGREEMENT

1. Grant of RSUs. The Company hereby grants to the Participant named in this Notice of Grant (the “Participant”), an award of Restricted Stock Units (“RSUs”) to acquire the number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, subject to the terms and conditions of this Agreement and the Plan, which are incorporated herein by reference. For purposes of this Agreement, to the extent the Participant is not employed by the Company, “Employer” means the Eligible Subsidiary that employs the Participant.

2. Vesting.

(a) Vesting Schedule. Except as may otherwise be set forth in this Agreement or in the Plan, with respect to each Tranche of RSUs granted under this Agreement (a “Tranche” consists of all RSUs as to which the Time-Based Vesting Criteria are scheduled to be satisfied on the same date), the Tranche shall not vest unless the Participant continues to be actively employed with the Company or an Eligible Subsidiary for the period required to satisfy the Time-Based Vesting Criteria applicable to such Tranche (the date on which the Time-Based Vesting Criteria applicable to a Tranche are scheduled to be satisfied is the “Time-Based Vesting Date”). Vesting shall be determined separately for each Tranche. The Time-Based Vesting Criteria applicable to any Tranche are referred to as “Vesting Conditions,” and the date upon which all Vesting Conditions applicable to that Tranche are satisfied (or, if earlier, the date upon which vesting of that Tranche is accelerated in accordance with Section 4) is referred to as the “Vesting Date” for such Tranche. The Vesting Conditions shall be established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the account maintained for the Participant by an external third party administrator of the RSUs. Further, during any approved leave of absence (and without limiting the application of any other rules governing leaves of absence that the Committee may approve from time to time pursuant to the Plan, to the extent permitted by applicable law, the Committee shall have discretion to provide that the vesting of the RSUs shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable) and shall not resume until and unless the Participant returns to active employment.

(b) Fractional RSU Vesting. In the event the Participant is vested in a fractional portion of an RSU (a “Fractional Portion”), such Fractional Portion will be rounded up and converted into a whole Share and issued to the Participant; provided that to the extent rounding a Fractional Share up would result in the imposition of either (i) individual tax and penalty interest charges imposed under Section 409A of the U.S. Internal Revenue Code of 1986 (“Section 409A”), or (ii) adverse tax consequences if the Participant is located outside of the United States, the fractional Share will be rounded down without the payment of any consideration in respect of such fractional Share.

3. Form and Timing of Payment; Conditions to Issuance of Shares.

(a) Form and Timing of Payment. The award of RSUs represents the right to receive a number of Shares equal to the number of RSUs that vest pursuant to the Vesting Conditions. Unless and until the RSUs have vested in the manner set forth in Sections 2 and 4, the Participant shall have no right to payment of any such RSUs. Prior to actual issuance of any Shares underlying the RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Agreement, with respect to any Tranche that vests in accordance with Sections 2 and 4, the underlying Shares will be paid to the Participant in whole Shares within 74 days of the Vesting Date for that Tranche. The Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Participant to take any reasonable action in order to comply with any such rules or regulations.

(b) Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon vesting of an RSU, the Committee may require that the Participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the RSUs are registered under the Securities Act. The Committee may also require the Participant to acknowledge that the Participant shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Participant acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.

4. Termination.

(a) General. In the event the Participant’s active employment with the Company or an Eligible Subsidiary terminates (the date of any such termination is referred to as the “Termination Date”) for any reason (other than death, Disability or Involuntary Termination) whether or not in breach of applicable labor laws, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the RSUs, all RSUs that are unvested as of the Termination Date shall automatically terminate as of the Termination Date and the Participant’s right to receive further RSUs under the Plan shall also terminate as of the Termination Date. The Committee shall have discretion to determine whether the Participant has ceased to be actively employed by the Company or an Eligible Subsidiary, and the effective date on which such active employment terminated. The Participant’s active employer-employee will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to applicable law). Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin-off, sale, or disposition of the Employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment.

(b) Death and Disability. In the event the Participant’s active employment relationship with the Company or an Eligible Subsidiary terminates as a result of death or Disability, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the RSUs, a pro rata portion of each Tranche, to the extent unvested, will become vested as of the date of the Participant’s death or Disability and the vested RSUs shall be settled in accordance with Section 3. The pro rata portion of each Tranche will be determined by multiplying the number of Shares subject to such Tranche by a fraction, (i) the numerator of which is the number of full months during the period beginning on the Grant Date and ending on the Termination Date, with any partial month counted as a full month, and (ii) the denominator of which is the number of full months during the period beginning on the Grant Date and ending on the scheduled vesting date of the Tranche. Any unvested portion of the RSUs that does not vest in accordance with the foregoing will terminate and be forfeited.

(c) Retirement. Notwithstanding the terms of the Plan, in the event the Participant’s employment with the Company or an Eligible Subsidiary terminates by reason of the Participant’s Early Retirement or Normal Retirement, the vesting acceleration provisions of Early Retirement treatment or Normal Retirement treatment, as applicable, set forth in the Plan shall not apply to the RSUs.

(d) Involuntary Termination. In the event the Participant’s employment with the Company or an Eligible Subsidiary is terminated by the Company or an Eligible Subsidiary without Cause (as defined below) (an “Involuntary Termination”), a pro rata portion of each Tranche, to the extent unvested, will become vested as of the Termination Date and the vested RSUs shall be settled in accordance with Section 3; provided that the Participant complies with the Release Requirement (as defined below). The pro rata portion of each Tranche will be determined by multiplying the number of Shares subject to such Tranche by a fraction, (i) the numerator of which is the number of full months during the period beginning on the Grant Date and ending on the Termination Date, with any partial month counted as a full month, and (ii) the denominator of which is the number of full months during the period beginning on the Grant Date and ending on the scheduled vesting date of the Tranche. Any unvested portion of the RSUs that does not vest in accordance with the foregoing will terminate and be forfeited.

(e) Release Requirement; Cause Definition. (i) Release. As a condition to the vesting provided under Section 4(d), the Company may require the Participant to execute (and not revoke) a separation and general release agreement in the form determined in the sole discretion of the Company (which release may include restrictive covenants in accordance with applicable law), which release must become effective in accordance with its terms within sixty (60) days following the Termination Date. If the Participant fails to timely execute such release or revokes such release, the vesting provided under Section 4(d) shall not apply and the unvested RSUs shall terminate and be canceled as of the Termination Date. (ii) Cause. For purposes of this Agreement, “Cause” means: (A) the Participant’s dishonesty, fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to the Company or any of its affiliates, or any other action in willful disregard of the interests of the Company or any of its affiliates; (B) the Participant’s conviction of, or pleading guilty or no contest to (1) a felony, (2) any misdemeanor (other than a traffic violation), or (3) any other crime or activity that would impair the Participant’s ability to perform duties or impair the business reputation of the Company or any of its affiliates; (C) the Participant’s willful failure or refusal to satisfactorily perform any duties assigned to the Participant; (D) the Participant’s failure or refusal to comply with Company standards, policies or procedures, including without limitation the Company’s Standards of Conduct as amended from time to time; (E) the Participant’s violation of any restrictive covenant agreement with the Company or any of its affiliates; (F) the Participant’s engaging in any activity that is in conflict with the business purposes of the Company or any of its affiliates, as determined in the Company’s sole discretion; or (G) a material misrepresentation or a breach of any of the Participant’s representations, obligations or agreements under the Agreement. Notwithstanding anything to the contrary in Section 4(d), if Cause exists at the time of the Participant’s termination of employment (whether or not the termination is characterized as a termination for Cause), the vesting provided under Section 4(d) shall not apply and the unvested RSUs shall terminate and be canceled as of the Termination Date.

(f) Gross Misconduct. If the Participant’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct as determined by the Administrator, the Administrator in its sole discretion may provide that all, or any portion specified by the Administrator, of the Participant’s unvested RSUs shall automatically terminate as of the time of termination without consideration. The Participant acknowledges and agrees that the Participant’s termination of employment shall also be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.

(g) Violation of Post-Termination Covenant. To the extent that any of the Participant’s RSUs remain outstanding under the terms of the Plan or this Agreement after the Termination Date, such RSUs shall expire as of the date the Participant violates any covenant not to compete or other post-termination covenant that exists between the Participant on the one hand and the Company or any Subsidiary of the Company, on the other hand.

(h) Substantial Corporate Change. Upon a Substantial Corporate Change, the Participant’s unvested RSUs will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the RSUs, or the substitution for such RSUs of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the RSUs will continue in the manner and under the terms so provided.

5. Non-Transferability of RSUs. Unless the Committee determines otherwise in advance in writing, RSUs may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Participant.

6. Amendment of RSUs or Plan.

(a) The Plan and this Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. The Participant expressly warrants that the Participant is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Board may amend, modify or terminate the Plan or the RSUs in any respect at any time; provided, however, that modifications to this Agreement or the Plan that materially and adversely affect the Participant’s rights hereunder can be made only in an express written contract signed by the Company and the Participant. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement and the Participant’s rights under outstanding RSUs as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the RSUs.

(b) The Participant acknowledges and agrees that if the Participant changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion reduce or eliminate the Participant’s unvested RSUs.

7. Tax Obligations.

(a) Withholding Taxes. Regardless of any action the Company or the Employer takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items associated with the RSUs is and remains the Participant’s responsibility and that the Company and the Employer (i) make no representations or undertaking regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the delivery of Shares, the subsequent sale of Shares acquired at vesting and the receipt of any dividends or dividend equivalents, and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(i) This Section 7(a)(i) shall apply to the Participant only if the Participant is not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

A. Net Share Issuance Tax Withholding Method – withholding Shares to be issued upon vesting of the RSUs having a Fair Market Value equal to the amount of the Tax-Related Items to be satisfied;

B. Existing Shares Tax Withholding Method – tendering back to the Company Shares having a Fair Market Value equal to the amount of the Tax-Related Items to be satisfied;

C. Sell-To-Cover Tax Withholding Method – authorizing the sale on behalf of the Participant of Shares to be issued upon vesting of the RSUs having a Fair Market Value equal to the amount of the Tax-Related Items to be satisfied.

For purposes of the foregoing, (A) the Participant shall be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan, and (B) unless the Company determines otherwise (including without limitation in connection with a Substantial Corporate Change), the Company shall satisfy any Tax-Related Items through the Net Share Issuance Tax Withholding Method described in Section 7(a)(i)A above if the Participant fails to make an election regarding the satisfaction of Tax-Related Items prior to the relevant taxable or tax withholding event, as applicable.

(ii) This Section 7(a)(ii) shall apply to the Participant only if the Participant is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, unless the Committee determines otherwise (including without limitation in connection with a Substantial Corporate Change), the Company shall satisfy any Tax-Related Items through the Net Share Issuance Tax Withholding Method (i.e., the Company will withhold Shares to be issued upon vesting of the RSUs having a Fair Market Value equal to the amount of the Tax-Related Items to be satisfied). The Participant shall be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

(b) Code Section 409A. Payments made pursuant to the Plan and this Agreement are intended to qualify for an exemption from or comply with Section 409A. Notwithstanding any provision in this Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all RSUs granted to Participants who are United States taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A; provided, however, that the Company makes no representation that the RSUs will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the RSUs. Neither the Company nor any of its Subsidiaries will have any obligation to indemnify or otherwise hold the Participant harmless from any or all of the taxes, interest or penalties imposed on the Participant as a result of Section 409A.

For purposes of making a payment under this Agreement, if any amount is payable as a result of a Substantial Corporate Change, such event shall not be treated as a Substantial Corporate Change unless it also constitutes a “change in control event” within the meaning of Section 409A. If a Substantial Corporate Change does not constitute a change in control event, the amount payable upon such Substantial Corporate Change shall be paid at the time it would have been paid had no Substantial Corporate Change occurred.

If the Participant is a “specified employee” as defined in Section 409A (and as applied according to procedures of the Company) as of the Participant’s “separation from service” (within the meaning of Section 409A), to the extent any payment under this Agreement constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A) and to the extent required by Section 409A, no payments due under this Agreement may be made until the earlier of: (A) the day after the date that is six (6) months following the Participant’s separation from service, or (B) the Participant’s date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date.

8. Rights as Shareholder. Until all requirements for vesting of the RSUs pursuant to the terms of this Agreement and the Plan have been satisfied, the Participant shall not be deemed to be a shareholder of the Company, and shall have no dividend rights or voting rights with respect to the RSUs or any Shares underlying or issuable in respect of such RSUs until such Shares are actually issued to the Participant.

9. No Employment Contract. Nothing in the Plan or this Agreement constitutes an employment contract between the Company and the Participant and this Agreement shall not confer upon the Participant any right to continuation of employment with the Company or any of its Eligible Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or any of its Eligible Subsidiaries’ right to terminate the Participant’s employment at any time, with or without cause (subject to any employment agreement the Participant may otherwise have with the Company or an Eligible Subsidiary thereof and/or applicable law).

10. Board Authority. The Board and/or the Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any RSUs have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether the Participants are similarly situated.

11. Headings. The captions used in this Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the RSUs for construction and interpretation.

12. Electronic Delivery.

(a) If the Participant executes this Agreement electronically, for the avoidance of doubt, the Participant acknowledges and agrees that the Participant’s execution of this Agreement electronically through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise shall have the same binding legal effect as would execution of this Agreement in paper form. The Participant acknowledges that upon request of the Company the Participant shall also provide an executed, paper form of this Agreement.

(b) If the Participant executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.

(c) If the Participant executes this Agreement multiple times (for example, if the Participant first executes this Agreement in electronic form and subsequently executes this Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single award relating to the number of RSUs set forth in the Notice of Grant and (ii) this Agreement shall be effective as of the earliest execution of this Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution.

(d) The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the RSUs, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, this Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Participant.

13. Data Privacy. The Company is located at 2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C., 20037, United States of America and grants RSUs under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the RSUs under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the RSUs, the Participant expressly and explicitly consents to the Personal Data Activities as described herein.

(a) Data Collection, Processing and Usage. Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes, and uses certain personally-identifiable information about the Participant; specifically, including the Participant’s name, home address, email address and telephone number, date of birth, social insurance/passport number or other identification number (e.g., resident registration number), salary, citizenship, job title, any Shares or directorships held in the Company, and details of all RSUs or any other equity compensation awards granted, cancelled, exercised, vested, or outstanding to the Participant’s favor, which the Company receives from the Participant or the Employee (“Personal Information”). In granting the RSUs under the Plan, the Company will collect the Participant’s Personal Information for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for collecting, processing and using the Participant’s Personal Information will be the Company’s legitimate interest of managing the Plan and generally administering employee equity awards, the Company’s necessity to execute its contractual obligations under the Agreement and to comply with its legal obligations. The Participant’s refusal to provide Personal Information may affect the Participant’s ability to participate in the Plan. As such, by participating in the Plan, the Participant voluntarily acknowledges the collection, processing and use, of the Participant’s Personal Information as described herein.

(b) Stock Plan Administration Service Provider. The Company transfers Participant’s Personal Information to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s Personal Information with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade Shares acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.

(c) International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to the Participant if the Participant’s Personal Information is transferred to the United States. The Company’s legal basis for the transfer of the Participant’s Personal Information to the United States is to satisfy its contractual obligations under the terms of the Agreement and/or its use of the standard data protection clauses adopted by the European Commission.

(d) Data Retention. The Company will use the Participant’s Personal Information only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s Personal Information, the Company will remove it from its systems. If the Company keeps the Participant’s Personal Information longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

(e) Data Subjects Rights. The Participant may have a number of rights under data privacy laws in the Participant’s country of residence (and country of employment, if different). For example, the Participant’s rights may include the right to (i) request access or copies of Personal Information the Company processes pursuant to the Agreement, (ii) request rectification of incorrect Personal Information, (iii) request deletion of Personal Information, (iv) request restrictions on processing of Personal Information, (v) lodge complaints with competent authorities in the Participant’s country of residence (and country of employment, if different), and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s Personal Information. To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights, the Participant should contact the Participant’s local human resources department.

14. Waiver of Right to Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT OR EXPECTATION, AGAINST THE OTHER TO TRIAL OR ADJUDICATION BY A JURY OF ANY CLAIM, CAUSE OR ACTION ARISING WITH RESPECT TO THE RSUS OR THE RIGHTS, DUTIES OR LIABILITIES CREATED HEREBY.

15. Agreement Severable. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

16. Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the RSUs, this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Agreement or the RSUs must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant.

17. Nature of RSUs. In accepting the RSUs, the Participant acknowledges and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the Plan is operated and the RSUs are granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights the Participant may have under this Agreement may be raised only against the Company;

(c) no entity other than the Company has any obligation to make any payment of any kind to the Participant under this Agreement;

(d) the award of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, benefits in lieu of RSUs or other equity awards, even if RSUs have been awarded in the past;

(e) all decisions with respect to equity awards, if any, shall be at the sole discretion of the Company;

(f) the Participant’s participation in the Plan is voluntary;

(g) the award of RSUs and the Shares subject to the RSUs, and the income from and value of same, are an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Participant’s employment contract, if any;

(h) the award of RSUs and the Shares subject to the RSUs, and the income from and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

(i) the award of RSUs and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace or supplement any pension rights or compensation;

(j) unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary;

(k) the future value of the underlying Shares is unknown, undeterminable and cannot be predicted with certainty;

(l) the value of the Shares acquired upon vesting/settlement of the RSUs may increase or decrease in value;

(m) in consideration of the award of RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs, or recoupment of any Shares acquired under the Plan, or from any diminution in value of the RSUs or the Shares upon vesting of the RSUs resulting from (i) termination of the Participant’s employment with the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and / or (ii) the application of any recoupment policy or recovery or clawback policy otherwise required by law (including, but not limited to, the Policies as defined and addressed in Section 27), and in consideration of the grant of the RSUs, the Participant agrees not to institute any claim against the Company or any Subsidiary; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing/electronically accepting this Agreement, the Participant shall be deemed to have irrevocably waived the Participant’s entitlement to pursue or seek remedy for any such claim; and

(n) neither the Company, the Employer nor any other Eligible Subsidiary shall be liable for any foreign exchange rate fluctuations between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon vesting.

18. Language. The Participant acknowledges that the Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received the Plan, this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.

19. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.

21. Insider Trading/Market Abuse Laws. By accepting the RSUs, the Participant acknowledges that the Participant is bound by all the terms and conditions of any Company insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s country, the Participant may be or may become subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed insider information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any Company insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and the Participant should speak to the Participant’s personal advisor on this matter.

22. Legal and Tax Compliance; Cooperation. If the Participant resides or is employed outside of the United States, the Participant agrees, as a condition of the grant of the RSUs, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired pursuant to the RSUs) if required by and in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Eligible Subsidiaries, as may be required to allow the Company and its Eligible Subsidiaries to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).

23. Private Offering. The grant of the RSUs is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the RSUs (unless otherwise required under local law). No employee of the Company is permitted to advise the Participant on whether the Participant should acquire Shares under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the RSUs. Investment in Shares involves a degree of risk. Before deciding to acquire Shares pursuant to the RSUs, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of such Shares. Further, the Participant should carefully review all of the materials related to the RSUs and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances.

24. Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant’s country may have certain foreign asset/account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations and the Participant should consult the Participant’s personal legal advisor for any details.

25. [Reserved].

26. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares subject to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27. Recoupment. The RSUs granted pursuant to this Agreement are subject to the terms of all compensation clawback policies approved by or pursuant to delegation from the Danaher Corporation Board of Directors (or the Compensation Committee thereof) from time to time (collectively, the “Policies”) and to the extent any of the Policies by its terms applies to the RSUs, and to the terms required by applicable law, and the terms of the Policies and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired pursuant to the Participant’s RSUs, to recover, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Policies. To the extent that the Agreement and/or any of the Policies conflict, the terms of the Policies shall prevail.

28. Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (1) the Company has no obligation (whether pursuant to this Agreement or otherwise) to provide any such notices, (2) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide such notices or further notices; and (3) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to this Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegation of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices. The Participant further agrees to notify the Company upon any change in the Participant’s residence address.

29. Limitations on Liability. Notwithstanding any other provisions of the Plan or this Agreement, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries will be liable to the Participant or the Participant’s spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument the Participant executes in such other capacity. No member of the Board or of the Committee will be liable for any action or determination (including, but not limited to, any decision not to act) made in good faith with respect to the Plan or any RSUs.

30. Consent and Agreement With Respect to Plan. The Participant (a) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Stock Plan Administrator; (b) represents that the Participant has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of the Participant’s choice prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan; (c) accepts these RSUs subject to all of the terms and provisions thereof; (d) consents and agrees to all amendments that have been made to the Plan since it was adopted in 2007 (and for the avoidance of doubt consents and agrees to each amended term reflected in the Plan as in effect on the date of this Agreement), and consents and agrees that all options and restricted stock units, if any, held by the Participant that were previously granted under the Plan as it has existed from time to time are now governed by the Plan as in effect on the date of this Agreement (except to the extent the Committee has expressly provided that a particular Plan amendment does not apply retroactively); and (e) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

[If the Agreement is signed in paper form, complete and execute the following:]

PARTICIPANT	DANAHER CORPORATION

Signature	Signature

Print Name	Print Name

Residence Address	Title

Declaration of Data Privacy Consent. By providing the additional signature below, the undersigned explicitly declares the Participant’s consent to the data processing operations described in Section 13 of this Agreement. This includes, without limitation, the transfer of the Participant’s Personal Information to, and the processing of such data by, the Company, the Employer or, as the case may be, the Stock Plan Administrator in the United States. The undersigned may withdraw the Participant’s consent at any time, with future effect and for any or no reason as described in Section 13 of this Agreement.

PARTICIPANT:

Signature